Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 130	Trade Date: 8/6/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 8/12/2004

The date of this Pricing Supplement is August 6, 2004

CUSIP or Common Code:	41013NAB4

Price to Public:	100.000% of the principal amount

Principal Amount:	$160,000.00

Proceeds to Issuer:	$157,600.00

Discounts and Commissions:	1.500%

Reallowance:	0.200%

Dealer:	98.800%

Maturity Date:	8/15/2014

Stated Annual Interest Rate:	Floating Rate Note

Interest Reset Periods:	Quarterly, commencing on the 15th day of November, February, May and August (or, if such day is not a Business Day, the next following Business Day)

Interest Reset Dates:	The 15th day of November, February, May and August (or, if such day is not a Business Day, the next following Business Day)

Day Count Convention:	Actual/365 (Fixed)

Interest Rate Basis:	Treasury Rate

Index Maturity:	3 month

Spread:	+0.75%

Initial Interest Rate:	2.22579%

Maximum Interest Rate:	7.00% per annum with respect to each Interest Reset Period

Minimum Interest Rate:	0.00%

Interest Payment Frequency and Dates:	Quarterly, on the 15th day of November, February, May and August (or, if such day is not a Business Day, the next following Business Day)

First Interest Payment Date:	11/15/2004

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 130	Trade Date: 8/6/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 8/12/2004

The date of this Pricing Supplement is August 6, 2004

CUSIP or Common Code:	41013M7G9	41013M7H7	41013M7J3	41013M7K0	41013M7L8

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$3,429,000.00	$897,000.00	$691,000.00	$317,000.00	$985,000.00

Proceeds to Issuer:	$3,411,855.00	$891,393.75	$685,472.00	$313,830.00	$971,210.00

Discounts and Commissions:	0.500%	0.625%	0.800%	1.000%	1.400%

Reallowance:	0.100%	0.150%	0.150%	0.150%	0.200%

Dealer:	99.625%	99.500%	99.350%	99.200%	98.800%

Maturity Date:	8/15/2006	8/15/2007	8/15/2008	8/15/2009	8/15/2012

Stated Annual Interest Rate:	2.700%	3.200%	3.600%	3.950%	4.500%

Interest Payment Frequency:	Semi	Monthly	Monthly	Semi	Monthly

First Payment Date:	2/15/2005	9/15/2004	9/15/2004	2/15/2005	9/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 130	Trade Date: 8/6/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 8/12/2004

The date of this Pricing Supplement is August 6, 2004

CUSIP or Common Code:	41013M7M6	41013NAA6	41013NAD0	41013NAE8

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$4,624,000.00	$110,000.00	$845,000.00	$1,816,000.00

Proceeds to Issuer:	$4,559,264.00	$108,350.00	$830,212.50	$1,770,600.00

Discounts and Commissions:	1.400%	1.500%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.800%	98.800%	98.600%	97.850%

Maturity Date:	8/15/2012	8/15/2014	8/15/2016	8/15/2029

Stated Annual Interest Rate:	Step: 3.200% through 8/14/2006, and 6.000% thereafter (unless called)	4.850%	5.300%	5.700%

Interest Payment Frequency:	Monthly	Quarterly	Semi	Semi

First Payment Date:	9/15/2004	11/15/2004	2/15/2005	2/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	Yes	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	8/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	2/15/2007 Callable one time only at 100% on call date above with 30 days notice.	8/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[3]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[3]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.